SIGNATURE HOLDINGS CORPORATION

PROXY CARD

Special Meeting of Stockholders

November 20, 2025
1:00PM EST | Google Meet: https://meet.google.com/rkf-qgpi-qfq

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SIGNATURE HOLDINGS CORPORATION

The undersigned stockholder(s) of Signature Holdings Corporation, a Delaware corporation (the "Company"), hereby appoint(s) Brad G. Gunn, CEO, with full power of substitution, as proxy to represent and vote all shares of common stock of the Company held of record by the undersigned as of the close of business on October 20, 2025, at the Special Meeting of Stockholders to be held on November 20, 2025 and at any adjournment(s) or postponement(s) thereof, upon the matters described below and as more fully set forth in the accompanying Notice of Meeting and Proxy Statement.

PROPOSALS

PROPOSAL 1 - APPROVAL OF THE COMPANY'S ADOPTION OF ELECTRONIC TRANSMISSION OF NOTICES, CONSENTS, AND OTHER STOCKHOLDER COMMUNICATIONS

The Board of Directors, subject to stockholders' approval, seeks to adopt electronic transmission of notices, consents, and other stockholder communications to increase efficiency and timeliness, lower stockholder communications expense, and increase the assurance and reliability of delivery of important materials (the "Electronic Delivery Plan"). Therefore the Board is asking stockholders to approve the Company's adoption of electronic transmission of notices, consents, and other stockholder communications, in accordance with Delaware General Corporation Law §232 (or corresponding state law), permitting the Company to send stockholder materials by email or other electronic means to the extent consent is obtained.

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

PROPOSAL 2 - APPROVAL OF THE 2025 EQUITY INCENTIVE PLAN

Overview

The Board of Directors has adopted, subject to stockholders' approval, the Signature Holdings Corporation 2025 Equity Incentive Plan (the "Plan"). The Plan is intended to advance the interests of the Company by enabling it to attract and retain employees, directors, and consultants and to align their interests with those of our Stockholders.

Key Features

  Rolling Share Reserve: Up to 15% of the Company's issued and outstanding common shares as of the first day of each fiscal year.
  Administration: The Remuneration Committee of the Board (the "Committee") will administer the Plan. The Committee may increase the available number of shares subject to the rolling limit between fiscal years to reflect share issuances or corporate events.
  Types of Awards: Stock options, restricted stock units (RSUs), stock appreciation rights (SARs), and other stock-based awards.
  Term: 10 years from the date of adoption.
  Vesting: Determined by the Committee.
☐ FOR   ☐ AGAINST   ☐ ABSTAIN

INSTRUCTIONS:

Please mark your vote by placing an "X" in the appropriate box for each proposal.

If no choice is specified, this proxy will be voted FOR Proposals 1 and 2.

STOCKHOLDER INFORMATION

Name(s):

Address:

Number of Shares Held:

SIGNATURES

Please sign exactly as your name(s) appear(s) on the stock certificate or record.

If signing as attorney, executor, administrator, trustee, guardian, or in another representative capacity, please indicate your title.

If shares are jointly held, each holder should sign.

Signature:

Date:

Signature (if held jointly):

Date:

METHOD OF RETURN

Please return this completed Proxy Card by mail or email as indicated below:

Mail: 6901 Professional Parkway E, Suite 200, Sarasota, FL 34240

Email: legal@signatureholdings.co

REVOCATION OF PROXY

This proxy may be revoked at any time before it is voted by delivering a written notice of revocation, submitting a later-dated proxy, or attending the meeting and voting in person.

BY ORDER OF THE BOARD OF DIRECTORS

SIGNATURE HOLDINGS CORPORATION

By:

Name: Brad G. Gunn

Title: Chief Executive Officer

Date: November 10, 2025